UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

Rowan Companies plc

(Exact name of registrant as specified in its charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	1-5491 (Commission File Number)	98-1023315 (I.R.S. Employer Identification Number)
Rowan Companies plc 2800 Post Oak Boulevard Suite 5450 Houston, Texas (Address of Principal Executive Offices)		77056-6189 (Zip Code)

Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) The Board of Directors of Rowan Companies plc (the “Board”), on the recommendation of the Nominating and Corporate Governance Committee, appointed Mr. Tore I. Sandvold to fill the vacancy on the Board as a Class II director, effective as of May 31, 2013 immediately upon the retirement of Mr. R. G. Croyle. Mr. Sandvold will serve as a Class II director for the remainder of the term, until the annual general meeting of shareholders in 2014.

Tore I. Sandvold, age 66, has over 30 years of experience in the oil and energy industry. From 1973 to 1987, he served in the Norwegian Ministry of Industry, Oil & Energy in a variety of positions in the areas of domestic and international energy policy. From 1987 to 1990, he served as the Counselor for Energy in the Norwegian Embassy in Washington, D.C. From 1990 to 2001, Mr. Sandvold served as Director General of the Norwegian Ministry of Oil & Energy, with overall responsibility for Norway's national and international oil and gas policy. From 2001 to 2002, Mr. Sandvold served as executive Chairman of Petoro AS, the Norwegian state-owned oil company. Mr. Sandvold has been executive Chairman of Sandvold Energy AS, an advisory company in the energy business, since September 2002 and is Chairman and acting Chief Executive Officer of Misen Energy AB, a Swedish upstream oil and gas company listed on the First North List at NASDAQ OMX Stockholm. Mr. Sandvold also serves on several boards, including those of Schlumberger Limited (since 2004), where he is a member of its finance and nominating & governance committees, Teekay Corporation (since 2003), where he is a member of its nominating and governance committee, Lambert Energy Advisory Ltd., Energy Policy Foundation of Norway and Njord Gas Infrastructure.

There are no arrangements between Mr. Sandvold and any other person pursuant to which he was appointed to serve as a director, nor are there any transactions in which the Company is a participant in which he has a material interest.

As a non-employee director, Mr. Sandvold will receive the compensation paid to all non-employee directors and is eligible to participate in the 2013 Rowan Companies plc Incentive Plan, under which he has been awarded an initial grant of restricted share units with a grant date market value of $25,000 and a pro-rated annual grant of restricted share units with a grant date market value of $183,333. Mr. Sandvold will also enter into a customary form of indemnification agreement.

The Board has determined that Mr. Sandvold is independent under the listing standards of the New York Stock Exchange and applicable law. The Board expects that Mr. Sandvold will be appointed to committees at the next Board meeting.

In conjunction with his election, the Company issued a press release announcing the appointment of Mr. Sandvold as a director. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit

Number	Description

99.1	Press Release, dated May 29, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2013	ROWAN COMPANIES PLC

	By:	/s/ J. Kevin Bartol
J. Kevin Bartol
Executive Vice President, Chief Financial Officer and Treasurer

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